Exhibit 10.11


                              CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT (this "Agreement"), dated as of May 1, 2002, is between ZENASCENT, INC., a corporation organized under the laws of the State of Delaware, whose address is 1 Montauk Highway, Southampton, NY 11968 (hereinafter referred to as the "Company") and STEVEN ANGEL (hereinafter referred to as the "Consultant").

      WHEREAS, the Consultant was formerly an officer of the Company; and

      WHEREAS, during the period following the merger of a wholly-owned subsidiary of the Company with and into Cedric Kushner Boxing, Inc. (the "Merger"), the Company wishes to continue to retain the services of the Consultant on a consulting basis; and

      WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided and the Consultant is willing to provide such services to the Company;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.    DUTIES AND INVOLVEMENT.

      The Company hereby engages the Consultant to provide advisory assistance with respect to regulatory and compliance issues, business development, transition of new management in assuming the operations of the Company during the post-Merger period and other matters as reasonably requested by the Company
..

      2.    RELATIONSHIP AMONG THE PARTIES.

      The Parties acknowledge that during the term of this Agreement, the Consultant will not be acting as an officer or employee of the Company (although the Consultant shall continue to serve as a director of the Company). However, in his role as the Consultant, the Consultant is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the Consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

      The Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and the Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing


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by the Company or to the extent the Consultant is acting in his authorized capacity as director. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

      3.    EFFECTIVE DATE, TERM AND TERMINATION.

      This Agreement shall be effective on May 1, 2002 and will continue until July 31, 2002. This three-month Agreement can only be modified if mutually agreeable and in writing.

      4.    OPTION TO RENEW AND EXTEND.

      Upon written mutual consent of both parties, this agreement may be renewed at any time prior to the expiration hereof.

      5.    COMPENSATION AND PAYMENT OF EXPENSES.

      The Company agrees to pay the Consultant the sum of $7,000 per month during the term of this consulting agreement to be paid in weekly installments. The initial payment shall be on May 17 and shall be for the period of May 1, 2002 through May 17, 2002. The Company shall pay any out-of-pocket expenses incurred by the Consultant in connection with the performance of any obligations under this agreement, provided that with respect to any expense which is greater than or equal to $100.00 the Consultant shall be required to receive the written approval of the Company.

      6.    SERVICES EXCLUSIVE.

      The Consultant shall be restricted from engaging in other business activities during the term of this Agreement. It is understood that the Consultant shall devote his full time and energies to the Company.

      7.    INDEMNIFICATION.

      The Company agrees to indemnify and hold harmless the Consultant from any losses, claims, damages or liabilities, joint or several, asserted against the Consultant or to which the Consultant may become liable arising out of his performance of any services in connection with this agreement.

      8.    CONFIDENTIALITY.

      The Consultant acknowledges that it may have access to confidential information regarding the Company and its business. The Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person


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(other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products or technology of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

      9.    COVENANT NOT TO COMPETE.

      During the term of this Agreement, the Consultant warrants, represents and agrees that he will not compete directly with the Company in the Company's business.

      10.   MISCELLANEOUS PROVISIONS

      Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

      Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

      Consent to Jurisdiction. The parties agree that in the event any dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree that such dispute shall be adjudicated in the Courts of the State of New York, in New York County (this includes the Supreme Court of the State of New York and the Civil Court of the City of New York).

      Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of New York.

      Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

      Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though


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the signature was an original.

      Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:                                     CONSULTANT:
ZENASCENT, INC.


By:  /s/Jim DiLorenso                        /s/Steven Angel
---------------------------------            -----------------------------------
Name: Jim DiLorenzo                          Steven Angel
Title: Executive Vice President


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